Exhibit 32.1

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Form 10-Q of Macy's, Inc. (the "Company") for the fiscal quarter ended October 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of the Company certifies that, to his knowledge:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: December 1, 2015

/s/ Terry J. Lundgren
Name: Terry J. Lundgren
Title: Chief Executive Officer